Exhibit 3.1(q)(i)



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                            ARTICLES OF INCORPORATION

                                       of

                       United States Money Exchange, Inc.
                       -----------------------------------


               The undersigned, is a citizen of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, does hereby certify:

               FIRST. The name of said corporation shall be United States Money Exchange, Inc. (the "Corporation").

               SECOND. The place in Ohio where its principal office is to be located is 21 East State Street, Columbus, Franklin County.

               THIRD.  The purposes for which it is formed are:

                    To engage in any lawful act or activity for which
               corporations may be organized under Sections 1701.01 to 1701.98 inclusive of the Revised Code of Ohio.

                    Without limiting in any manner the scope and
               generality of the foregoing:

                    To provide financial and check cashing services to
               any firm, corporation, company, association, individual, syndicate or other entity.

                    To engage in the purchasing and selling of food
               stamps and money orders.






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               FOURTH.  The number of shares which the Corporation is
     authorized to have outstanding is:

                    Five Hundred (500) Common Shares all of which shall be with a par value of One Dollar ($1.00) each.

               FIFTH. The amount of stated capital with which the Corporation shall begin business is Five Hundred Dollars ($500.00).

               SIXTH. Shareholders of the Corporation shall have no preemptive right to acquire additional, unissued or treasury shares of the Corporation.

               IN WITNESS WHEREOF, I have hereunto subscribed my name, this 5th day of December, 1978.

                              UNITED STATES MONEY EXCHANGE, INC.


                                   /s/  Marjorie M. Horowitz
                              ----------------------------------------
                                        Marjorie M. Horowitz





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